As Filed with the Securities and Exchange Commission on September 27, 2002
                                                   Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

          OKLAHOMA                                          73-1513309
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                               14201 Wireless Way
                          Oklahoma City, Oklahoma 73134
                    (Address of principal executive offices)

       Dobson Communications Corporation 2002 Employee Stock Purchase Plan
                                       and
           Dobson Communications Corporation 2002 Stock Incentive Plan
                            (Full title of the plans)


                                                    Copies to:

     Bruce R. Knooihuizen                       Theodore M. Elam, Esq.
Executive Vice President and Chief      McAfee & Taft A Professional Corporation
      Financial Officer                    Tenth Floor, Two Leadership Square
Dobson Communications Corporation                 211 North Robinson
      14201 Wireless Way                  Oklahoma City, Oklahoma 73102-7103
 Oklahoma City, Oklahoma 73134                 Telephone: (405) 235-9621
         (405) 529-8500                        Facsimile: (405) 235-0439

(Name, address and telephone number, including area code, of agent for service)

                                CALCULATION OF REGISTRATION FEE
---------------------------- ------------- ------------------ ------------------ ------------
                                            Proposed maximum   Proposed maximum    Amount of
  Title of securities to be  Amount to be  offering price per aggregate offering registration
          registered         registered(3)       share               price          fee(4)
---------------------------- ------------- ------------------ ------------------ ------------
Class A Common Stock(1)        1,000,000         $0.30              $300,000          $27.60
---------------------------- ------------- ------------------ ------------------ ------------
Class A Common Stock(2)        7,000,000         $0.30            $2,100,000         $193.20
---------------------------- ------------- ------------------ ------------------ ------------
Total                          8,000,000                          $2,400,000         $220.80
---------------------------- ------------- ------------------ ------------------ ------------

(1)  Shares to be issued pursuant to the Dobson Communications Corporation 2002 Employee Stock
     Purchase Plan.

(2)  Shares  to be  issued  pursuant  to the  Dobson  Communications  Corporation  2002  Stock
     Incentive Plan.

(3)  In addition  pursuant  to Rule 416(c) of the  Securities  Act of 1933,  as amended,  this
     Registration  Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Dobson Communications Corporation 2002 Employee Stock Purchase Plan.

(4)  Estimated  pursuant  to Rule  457(c) and (h) solely for the  purposes  of  computing  the registration  fee  based  upon  the  average  of  the  bid  and  asked  price  of  Dobson
     Communications  Corporation  common stock,  as reported on the Nasdaq  National Market on
     September 25, 2002.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information (1)

Item 2.  Registrant Information and Employee Plan Annual Information (1)

---------------

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, as filed on April 1, 2002.

     2. The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 (as amended by the Form 10-Q/A filed August 7, 2002) and June 30, 2002; and the Registrant's current reports on Form 8-K filed April 1, 2002, May 17, 2002, June 18, 2002, June 27, 2002,
          August 12, 2002 and August 14, 2002.

     3. The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form 8-A filed with the Commission on January 28, 2000 including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this registration statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Oklahoma General Corporation Act under which the registrant is incorporated, the registrant's Amended and Restated Certificate of Incorporation provides for indemnification of each of the registrant's officers and directors against (a) expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the registrant, or of any other corporation, partnership, joint venture, or other enterprise at the request of the registrant, other than an action by or in the right of the registrant, provided that he acted in good faith and in a manner he reasonably believed to be in the best interest of the registrant, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the registrant brought by reason of his being or having been a director, officer, employee or agent of the registrant, or any other corporation, partnership, joint venture, or other enterprise at the request of the registrant, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the registrant; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the registrant, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. The registrant's bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.

     The registrant has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, the registrant will pay on behalf of the directors and executive officers and their executors, administrators and heirs, any amount which they are or become legally obligated to pay because of:

     - any claim threatened or made against them by any person because of any act, omission, neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which they commit or suffer while acting in their capacity as the registrant's director or officer, or the director or officer of its affiliates; or

     - being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were the registrant's, or are or were its affiliate's, director, officer, employee or agent, or are or were serving at the registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


     The registrant's indemnity obligations may include payments for damages, charges, judgments, fines, penalties, settlements and court costs, costs of investigation and costs of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedes, bail, surety or other bonds.

     The registrant's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.      Document
-----------      --------

4.1 Amended and Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K filed with the Commission on March 9, 2000.

4.2 Amended and Restated By-laws as currently in effect incorporated by reference to Exhibit 3(ii) to Registrant's Form 8-K/A filed with the Commission on February 22, 2001.

5         Opinion of McAfee & Taft A Professional Corporation

23        Consent  of  McAfee & Taft A  Professional  Corporation  (included  in
          Exhibit 5)

24        Power of Attorney

99.1      Dobson Communications Corporation  2002 Employee Stock  Purchase  Plan

99.1.1 First Amendment to Dobson Communications Corporation 2002 Employee Stock Purchase Plan

99.2      Dobson Communications Corporation 2002 Stock Incentive Plan

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 27th day of September, 2002.

(Registrant)                               DOBSON COMMUNICATIONS CORPORATION

                                       By: EVERETT R. DOBSON
                                           Everett R. Dobson
                                           Chairman of the Board and Chief
                                           Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the 27th day of September, 2002.

Signature                                                Title

                                         Chairman of the Board, Chief
EVERETT R. DOBSON                        Executive Officer and Director
Everett R. Dobson                        (Principal Executive Officer)


BRUCE R. KNOOIHUIZEN                     Vice President and Chief Financial
Bruce R. Knooihuizen                     Officer (Principal Financial Officer)


TRENT LEFORCE                            Corporate Controller (Principal
Trent LeForce                            Accounting Officer)


STEPHEN T. DOBSON
Stephen T. Dobson                        Secretary and Director

RUSSELL L. DOBSON
Russell L. Dobson                        Director

FRED J. HALL
Fred J. Hall                             Director

JUSTIN L. JASCHKE
Justin L. Jaschke                        Director

ALBERT H. PHARIS, JR.
Albert H. Pharis, Jr.                    Director

                                INDEX TO EXHIBITS

Exhibit
No.       Document                                  Method of Filing
---       --------                                  ----------------

4.1    Amended   and  Restated  Certificate of  Incorporated herein by reference
       Incorporation

4.2 Amended and Restated By-laws as current- Incorporated herein by reference ly in effect

5 Opinion of McAfee & Taft A Professional Filed herewith electronically Corporation

23 Consent of McAfee & Taft A Professional Filed herewith electronically Corporation (included in Exhibit 5)

24     Power of Attorney                        Filed herewith electronically

99.1 Dobson Communications Corporation 2002 Filed herewith electronically Employee Stock Purchase Plan

99.1.1 First Amendment to Dobson Communications Filed herewith electronically 2002 Employee Stock Purchase Plan

99.2   Dobson Communications Corporation 2002   Filed herewith electronically
       Stock Incentive Plan